Exhibit 10.37

NATIONAL HOLDINGS CORPORTATION

SECURITIES PURCHASE AGREEMENT

DATED AS OF

September 29, 2010

with respect to

SALE OF

SERIES D PREFERRED STOCK AND COMMON STOCK PURCHASE WARRANTS

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 29, 2010, is entered into by and among National Holdings Corporation, a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A hereto under the heading “Purchasers” (the “Purchasers”) who become parties to this Agreement by executing and delivering a financing signature page in the form attached hereto as Exhibit B (the “Financing Signature Page”). A certain Initial Purchaser (designated on Exhibit A hereto) will be afforded the additional rights set forth herein and is referred to here as the “Lead Investor.”

WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, upon the terms and conditions stated in this Agreement, (i) an aggregate of up to 100,000 shares (the “Shares”) of a newly created class of Series D Preferred Stock (the “Series D Preferred Stock”) convertible into shares of the Company’s common stock, $0.02 par value per share (the “Common Stock”), at purchase price of $50.00 per Share and (ii) warrants (the “Warrants”) to purchase an aggregate of up to 10,000,000 shares of Common Stock (subject to adjustment) (“Warrant Shares”), at an exercise price of $0.50 per share (subject to adjustment), upon the terms and conditions set forth in this Agreement;  and

WHEREAS, the Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Units.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.           Authorization; Sale of Units.

1.1           Authorization.  The Company has, or before the Closing (as defined in Section 2.2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of the Units.

1.2           Sale of Units.  Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell and each of the Purchasers will purchase, severally and not jointly, the Units in the denominations set forth on Exhibit A attached hereto.  The rights, designations and privileges of the Series D Preferred Stock are set forth in the certificate of designations (“Series D Certificate of Designations”), a true and correct copy of which is attached hereto as Exhibit C.  The form of the Warrant is attached hereto as Exhibit D.

2.           Purchase Price; Closing.

2.1           Payment of the Purchase Price.  The aggregate purchase price (the “Purchase Price”) to be paid by the Purchasers to the Company to acquire the Units will be up to $5,000,000.

2.2           The Initial Closing.  Subject to the terms and conditions of this Agreement, the initial closing (the “Initial Closing”) of the sale and purchase of Units under this Agreement will take place at the offices of Littman Krooks LLP, 655 Third Avenue, New York, New York 10017 (or remotely via the exchange of documents and signatures) on the date of this Agreement (the “Initial Closing Date”).  At the Initial Closing:

(a)           the Company will deliver to each of the Initial Purchasers, such number of Shares and Warrants set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A attached hereto; and

(b)           each Initial Purchaser will pay directly to the Company, by wire transfer of immediately available funds, the Purchase Price for the Units being purchased by such Initial Purchaser.

2.3           Additional Closings.  Additional sales of Units not sold at the Initial Closing may be made by the Company to the Additional Purchasers at one or more closings (each, an “Additional Closing”), up to and including October 31, 2010.  Each Additional Closing and the Initial Closing are collectively referred to as the “Closings” and the date of each Additional Closing and the Initial Closing are collectively referred to as the “Closing Dates.”  Each Additional Closing will take place at the offices of Littman Krooks LLP, 655 Third Avenue, New York, NY 10017 (or remotely via the exchange of documents and signatures).  At each Additional Closing, (i) each Additional Purchaser purchasing Units at such Additional Closing will execute and deliver a Financing Signature Page, and upon acceptance by the Company of such Financing Signature Page, such Additional Purchaser will become a “Purchaser” hereunder, (ii) the Company will issue and deliver to each Additional Purchaser who purchases Units at such Additional Closing such number of Shares and Warrants being purchased at such Additional Closing by such Additional Purchaser against payment to the Company of the Purchase Price for the Units being purchased by such Additional Purchaser and (iii) the Company will cause Exhibit A hereto to be amended to include each Additional Purchaser and all corresponding information specified in each such Exhibit (the “Revised Exhibit”).  The Purchase Price will be paid directly to the Company, by wire transfer of immediately available funds.

3.           Representations of the Company. To induce the Purchasers to enter into this Agreement and to purchase the Units, the Company hereby warrants, represents and covenants to the Purchasers as set forth below in this Section 3.  Except as set forth in the SEC Documents (as defined below) filed by the Company with the Securities and Exchange Commission (the “SEC”), the Company represents and warrants to the Purchasers that as of the Closing Date:

3.1           Due Organization and Qualification.  Each of the Company and its Subsidiaries (which for purposes of this Agreement is defined as the subsidiaries of the Company listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009) is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects (to the extent disclosed in the SEC Documents) of the Company or any Subsidiary, either individually or taken as a whole, (ii) the transactions contemplated hereby or (iii) the authority or ability of the Company to perform any of its obligations hereunder.  Other than the Subsidiaries, the Company owns no interest, directly or indirectly, in any corporation, partnership, joint venture, limited liability company or other entity.

3.2           Power and Authority.  The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Units and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Company.  This Agreement has been duly executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors’ rights, specific performance, injunctive or other equitable remedies.

3.3           Valid Issuance.  The Series D Preferred Stock, the Warrants, the shares of Common Stock issuable upon conversion of the Series D Preferred Stock (“Conversion Shares”) and the shares of Common Stock issuable upon exercise of the Warrants (“Warrant Shares”) have been duly and validly authorized.  When issued, the Series D Preferred Stock will be validly issued, fully paid and non-assessable, and will be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth herein or imposed by applicable securities laws and except for those created by the Purchaser.  Upon due conversion of the Series D Preferred Stock, the Conversion Shares will be validly issued, fully paid and non-assessable, and will be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth herein or imposed by applicable securities laws and except for permitted encumbrances that may be created by the Purchaser.  Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable, and will be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth herein or imposed by applicable securities laws and except for permitted encumbrances that may be created by the Purchaser.

3.4           Brokers. Neither the Company nor any of Company’s officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement and no fee is or will be due and owing to any broker or finder in connection with the transactions contemplated by this Agreement.

3.5           Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 4 hereof, no registration under the Securities Act of 1933, as amended (“Securities Act”) is required for the offer and sale of the Units by the Company.

3.6           Intentionally Deleted.

3.7           No Conflict.  The execution, delivery and performance of this Agreement and the Units by the Company and the consummation by the Company of the transactions contemplated hereby and thereby does not and will not (i) result in a violation of the Company’s certificate of incorporation (including, without limitation, any certificates of designations contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company, or the Company’s or any Subsidiaries Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations do not or could not reasonably be expected to have a Material Adverse Effect.

3.8           Consents.  Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any court, arbitrational tribunal, administrative agency or commission or other governmental or self regulatory authority or agency (including, without limitation, FINRA and the SEC) (each of the foregoing is hereafter referred to as a “Governmental Entity”) or any other person or entity in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, in each case, in accordance with the terms hereof or thereof, except (i) a Rule 5122 Filing with FINRA, (ii) a Form D with the SEC and (iii) blue sky filings in various states.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated hereby, except to the extent failure to obtain such consents do not or could not reasonably be expected to have a Material Adverse Effect.

3.9           No Integrated Offering.  None of the Company, its Subsidiaries or any of their affiliates, nor any person or entity acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offer and sale of the Units to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of FINRA.  None of the Company, its Subsidiaries, their affiliates nor any person or entity acting on their behalf has taken nor will they take any action or steps that would cause the offer and sale of any of the Units to be integrated with other offerings of securities of the Company by the Company or any other person or entity.  The offer and sale of the Units is not and will not be integrated with other offerings of securities of the Company by the Company or any other person or entity.

3.10           Application of Takeover Protections. Other than the staggered board provisions contained in the Company’s By-Laws and power and authority to issue ‘blank check’ preferred stock, the Company and its board of directors (the “Board”) have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement.

3.11           SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

3.12           Absence of Certain Changes.  Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects (to the extent disclosed in the SEC Documents) of the Company or any of its Subsidiaries.  Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any actual knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below).  For purposes of this Section 3.12, “Insolvent” means, (a) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (ii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (b) with respect to the Company and each Subsidiary, individually, (i) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (ii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.  Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

3.13           No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects (to the extent disclosed in the SEC Documents), operations (including results thereof) or condition (financial or otherwise) that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its securities and which has not been publicly announced, (ii) could have a material adverse effect on any Purchaser’s investment hereunder or (iii) could have a Material Adverse Effect.

3.14           Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect.  The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities (including, without limitation, FINRA) necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, which if so initiated and adjudicated against the Company would be reasonably expected to have a Material Adverse Effect.  None of the Subsidiaries has received any notice of termination from one of their respective clearing brokers regarding such Subsidiaries’ relationship with such clearing broker.

3.15           Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other person or entity acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.16           Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

3.17           Transactions With Affiliates.  Except with respect to Purchasers hereunder that are principal shareholders, officers, directors or employees of the Company, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other person or entity in which any such officer, director or employee has a substantial interest or is an employee, officer, director, trustee or partner.

3.18           Capitalization.  The authorized and outstanding equity capitalization of the Company (including all options, warrants and other convertible or other securities of the Company or any Subsidiary) are as disclosed in the SEC Documents.

3.19           Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation by any person or entity or before any Governmental Entity pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or their respective officers or directors which individually or in the aggregate has or would reasonable be expected to have a Material Adverse Effect.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or FINRA involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries.

3.20           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.21           Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

3.22           Tax Status.  Each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

3.23           Internal Accounting and Disclosure Controls.  Each of the Company and its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other person or entity relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

3.24           Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

3.25           Investment Company Status.  The Company is not, and upon consummation of the sale of the Units will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.26           Money Laundering.  The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

3.27           Management. During the past five year period, no current director or executive officer of the Company or any of its Subsidiaries has been the subject of:

(a)           a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such person or entity, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(b)           a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(c)           any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(i)           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)           Engaging in any type of business practice; or

(iii)           Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(d)           any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(e)           a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(f)           a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

4.           Representations of the Purchasers.  Each of the Purchasers severally represents and warrants to the Company as follows:

4.1           Existence and Power.  In the event the Purchaser is an entity, such Purchaser (a) is duly organized and validly existing and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.  In the event the Purchaser is an individual, such Purchaser has the legal capacity to execute, deliver and perform the obligations under this Agreement.

4.2           Authorization; No Contravention.  The execution delivery and performance by each Purchaser of this Agreement and the transactions contemplated hereby, (a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Purchaser’s organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any material contractual obligation of such Purchaser or any requirement of law applicable to such Purchaser, and (d) do not violate any orders of any Governmental Entity against, or binding upon, such Purchaser.

4.3           Disclosure of Information.  The Purchaser acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Units.  The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units.

4.4           Binding Effect.  This Agreement has been duly executed and delivered by each Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to granting a decree ordering specific performance or other equitable remedies.

4.5           Purchase for Own Account.  The Units hereby acquired by each Purchaser pursuant to this Agreement are being acquired for such Purchaser’s own account and with no intention of distributing or reselling such securities in any transaction that would be in violation of the securities laws of the United States of America or any state, without prejudice.  If such Purchaser should in the future decide to dispose of any of such Units, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect.  Each Purchaser agrees to the imprinting, so long as required by law, of legends on certificates representing the Series D Preferred Stock and Units Warrants, and, upon conversion, on the Conversion Shares and Warrant Shares, as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

4.6           Restricted Securities.  Each Purchaser understands the Units, the Series D Preferred Stocks, Warrants and the shares of Common Stock underlying the Series D Preferred Stock and Warrants will not be registered at the time of their issuance under the Securities Act since they are being acquired from the Company in a transaction exempt from the registration requirements of the Securities Act and that the reliance of the Company on such exemption is predicated in part on the Purchaser’s representations set forth herein.

4.7           Investment Representations.  Each Purchaser (i) has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks involved in purchasing the Units, (ii) is able to bear the economic risks involving in purchasing the Units, (iii) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (iv) has had the opportunity to ask questions of, and receive answers from, Company and persons acting on Company’s behalf concerning Company’s business, management, and financial affairs and the terms and conditions of the Units.

4.8           Brokers.  There is no broker, investment banker, financial advisor, finder or other person who has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, except as set forth in Section 7.4 (c).

4.9           Short Sales and Confidentiality Prior to the Date hereof.  Other than the transaction contemplated hereunder, the Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, executed any disposition, including short sales, in the securities of the Company during the period commencing from the time that the Purchaser first received an indication of interest (written or oral) from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date hereof.  Other than to other persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.           Conditions of Closing of the Purchasers.  The obligations of the Purchasers to purchase their respective Units being purchased at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Purchasers, which waiver will be at the sole discretion of such Purchasers:

5.1           Representations and Warranties.  The representations and warranties made by the Company in this Agreement will have been true and correct in all respects as of the date when made and as of each Closing Date, except for the representations and warranties that are expressly made as of a particular date (which will remain true and correct as of such date).

5.2           Agreements.  All agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to the Closing will have been performed or complied with by the Company prior to or at the Closing.

5.3           Consents, Etc.  The Company will have secured and delivered to the Purchasers all consents and authorizations that will be necessary or required lawfully to consummate this Agreement and to issue the Units to be purchased by each Purchaser at the Closing.

5.4           Delivery of Documents.  All of the documents to be delivered by the Company pursuant to Section 2.2 will be in a form and substance reasonably satisfactory to the Purchasers and their counsel, and will have been executed and delivered to the Purchasers by each of the other parties thereto.

5.5           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions will be in a form and substance reasonably satisfactory to the Purchasers and their counsel, and the Purchasers and their counsel will have received all such counterpart originals or certified or other copies of such documents as the Purchasers or their counsel may reasonably request.

5.6           Board Appointments.  The Board will have taken all corporate actions necessary to appoint (i) Michael Weiss, the initial designee of the Lead Investor, as Chairman of the Board of Directors effective upon his written consent which consent may be delivered subsequent to the Initial Closing Date and (ii) Paul Coviello as a director of the Board of Directors, effective as of the Initial Closing Date.  Additionally, so long as the Series D Preferred Stock is outstanding or the Lead Investor and/or any of its Affiliates, in the aggregate, (i) are the beneficial owners (as defined under Rule 13d-3 promulgated under the 1934 Act) of at least 5% of the Common Stock (as determined pursuant to such Rule 13d-3) outstanding or (ii) hold an amount of capital stock of the Company equal to at least 20% of the original number of Conversion Shares purchased pursuant to this Agreement, subject to applicable law and the Board’s fiduciary duty to its shareholders, the Board shall take such corporate actions as necessary to nominate Michael Weiss as director and Chairman and Paul Coviello as director at the annual meeting of stockholders of the Company for which the class of directors for which such individuals serve is due to be elected, including, without limitation, at every adjournments or postponements thereof.

5.7           Board Observer Rights.  So long as the Series D Preferred Stock is outstanding or the Lead Investor and/or any of its Affiliates, in the aggregate, (i) are the beneficial owners (as defined under Rule 13d-3 promulgated under the 1934 Act) of at least 5% of the Common Stock (as determined pursuant to such Rule 13d-3) outstanding or (ii) hold an amount of capital stock of the Company equal to at least 20% of the original number of Conversion Shares purchased pursuant to this Agreement, the Company will give Lead Investor written notice of each meeting of the Company’s Board of Directors and each committee thereof at least at the same time and in the same manner as notice is given to the directors, and the Company will permit a representative of Lead Investor to attend as an observer all meetings of the Company’s Board of Directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company’s Bylaws and applicable law, the Lead Investor representative will be given the opportunity to listen to such telephonic meetings; and provided, further, that the Company will have the right to exclude the Lead Investor representative from any portion of a meeting if, in the good faith judgment of the Company’s counsel, the inclusion of the Lead Investor representative therein would result in the waiver of any applicable privilege.  The Lead Investor representative will be entitled to receive all written materials and other information (including without limitation copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors; provided, however, that the Company will have the right to provide information to the Lead Investor representative if, in the good faith judgment of the Company’s counsel, the provision of such information to the Lead Investor representative would result in the waiver of any applicable privilege.  If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or of any committee thereof, the Company will give written notice thereof to the Lead Investor representative and each of the Company’s directors prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.  The Company will pay the reasonable out-of-pocket expenses of the Lead Investor representative incurred in connection with attending such board and committee meetings.

5.8           Broker-Dealer Matters.  Neither the Company nor any of its Affiliates or Subsidiaries has received any oral or written notice from the SEC, FINRA or any state securities regulatory authority of any pending or threatened action or proceeding relating to the revocation or modification of any registration or qualification of the Company’s broker-dealer Subsidiaries as broker-dealers.  Neither the Company nor any of its Affiliates or Subsidiaries has received any oral or written notice from any of their clearing brokers of any pending or threatened revocation, modification or cancellation of their clearing relationship with the Company’s broker-dealer Subsidiaries.

5.8           Certificate of Designation.  The Certificate of Designation will have been filed with and received by the Secretary of State of the State of Delaware.

6.           Conditions of Closing of the Company.  The Company’s obligations to sell and issue the Units at the Closing are subject to the fulfillment at or before the Closing of the following conditions, which conditions may be waived in whole or in part by the Company, and which waiver will be at the sole discretion of the Company:

6.1           Representations and Warranties.  The representations and warranties made by the Purchasers in this Agreement will have been true and correct in all respects as of the date when made and as of each Closing Date, except for the representations and warranties that are expressly made as of a particular date (which will remain true and correct as of such date).

6.2           Agreements.  All agreements, and conditions contained in this Agreement to be performed or complied with by the Purchasers prior to the Closing will have been performed or complied with by the Company prior to or at the Closing.

6.3           Payment of Purchase Price.  The Purchasers will have tendered (either directly or through a designated escrow agent) the aggregate Purchase Price in exchange for the Units being issued hereunder in accordance with Section 2.2 or 2.3, as applicable.

7.           Covenants and Agreements of the Parties.

7.1           Reservation of Common Stock.

(a)           Subject to the next succeeding sentence, the Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Shares and the exercise of the Warrants, such number of shares of Common Stock as will from time to time equal the number of shares sufficient to permit the issuance of the shares of Common Stock underlying the Shares and the Warrants pursuant to the terms thereof. Notwithstanding the foregoing, the Company does not currently have sufficient authorized Common Stock to issue Common Stock to the Purchasers, upon conversion of the Shares and exercise of the Warrants (once fully vested), the full amount of Conversion Shares and Warrant Shares.  In connection with its annual meeting of stockholders, contemplated to be held in March 2011, the Company will include in its Form 14A Proxy Statement a request for a stockholder vote and approval at the Company stockholders’ meeting called for pursuant to the Proxy Statement to authorize for issuance of up to 150,000,000 shares of Company Common Stock, and up to 10,000,000 shares of Company preferred stock containing such rights, preferences and designations as the board of directors of the Company may, from time to time designate (including the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock).

(b)           Each of the Purchasers do hereby covenant and agree to vote or execute written consents with respect to all of their shares of Common Stock and shares of Series D Preferred Stock in favor of the charter amendment described in Section 7.1(a). Except as otherwise provided herein, the covenants and agreements of the Purchasers set forth in this Section 7.1 are hereby deemed to be irrevocable and coupled with an interest, to the extent provided in Section 212 of the Delaware General Corporation Law.  In such connection, the Purchasers each hereby appoint Mark Goldwasser and Leonard Sokolow, and each of them, as the Purchaser’s proxy and attorney in fact to vote all of the shares of Common Stock and Series D Preferred Stock owned of record by such Purchaser and exercise all of the voting rights then enjoyed by the Purchaser to implement the provisions of this Section 7.1.

(c)           Payment upon Non-Conversion of the Shares.  If (i) the Company has not met its covenant to increase the number of its authorized Common Stock as set forth in Section 7.1(a) above and (ii) after the date of the annual meeting of stockholders referenced in Section 7.1(a), Purchaser is unable to either convert their shares of Series D Preferred Stock or exercise their Warrants  solely due to the Company having insufficient authorized but unissued shares of Common Stock available for such conversion or exercise, the Company shall, at the Purchaser’s option exercisable at any time concurrently with, or within five (5) days after delivery by Purchaser to the Company of the Notice of Conversion (as defined in the Series D Certificate of Designations) or Notice of Exercise of the Warrants, purchase the Shares from the Purchaser by paying to the Purchaser an amount of cash equal to:

In the case of the Series D Preferred, the product of (i) number of shares of Common Stock into which the Series D Preferred is convertible and (ii) the twenty (20) day trailing average closing price of the Shares; and

(i)           In the case of the Warrants, the amount as set forth in the Warrants.

7.2           Co-Sale Rights.

(a)           Certain Definitions:

“Counter Party” will mean a bona fide third party engaging in a Triggering Transaction with the Company during the Participation Period.

“Conversion Shares” will mean such number of shares of Common Stock as will be determined by dividing the stated value per share of Series D Preferred Stock by the conversion price of Series D Preferred Stock per share, then in effect.

“Makewhole Consideration” will mean the product of (i) the Makewhole Price and (ii) the Conversion Shares.

“Makewhole Price” will mean (i) during the ninety day period following the date of this Agreement (the “First Period”) $0.75 per Conversion Share; (ii) during the ninety day period following the First Period (the “Second Period”) $1.00 per Conversion Share; (iii) during the ninety day period following the Second Period (the “Third Period”) $1.25 per Conversion Share; and (iv) during the period following the Third Period until the expiration of the Participation Period (the “Final Period”) $1.50 per Conversion Share.

“Participation Period” will mean the period commencing from the date of this Agreement and expiring on March 31, 2011.

“Triggering Transaction” will mean a bona fide equity or equity linked capital raising transaction by the Company with a Counter Party in which $3 million or more is invested into the Company, either in one or a series of related transactions.

(b)           If at any time during the Participation Period the Company seeks to effectuate a Triggering Transaction, then no less than twenty (20) days prior to the anticipated date of the closing of the Triggering Transaction (the “Closing Date”), the Company will provide written notice to the Purchasers (a “Makewhole Notice”).  Pursuant to the Makewhole Notice, each Purchaser will have the right (but not the obligation) to require the Counter Party to purchase, for cash, all, but not less than all, of the shares of Series D Preferred Stock (or to the extent previously converted, the Conversion Shares) then owned by the Purchaser (the “Participation Securities”). Upon the proper delivery of the Co-Sale Notice in accordance with subsection (c) below, all electing Purchasers will be obligated to sell to the Counter Party, and the Counter Party will be obligated to purchase from such holders, all of the Participation Securities held by such holders in accordance with the provisions set forth in this Section 7.2 (the “Co-Sale Right”).  The Company covenants and agrees that as a condition to the consummation of the Triggering Transaction, the Company will require the Counter Party to abide by the provisions of this Section 7.2.

(c)           In order to exercise the Co-Sale Right, a participating Purchaser will deliver a written notice indicating such Purchaser’s election to sell the Participation Securities (“Co-Sale Notice”) to the Company, which will be delivered to the Company at least five (5) days prior to the Closing Date.  Upon receipt of such Co-Sale Notice, the Company will promptly, but in any event within two (2) days thereafter, delivers to the Counter Party written notice (the “Counter Party Notice”) indicating that the Co-Sale Right has been exercised and setting forth the Makewhole Consideration applicable to each participating Purchaser.

(d)           The purchase of the Participation Securities will take place at a single closing at the offices of the Company on the Closing Date; provided, however, that in the event that a participating Purchaser will be an Affiliate of the Company, such closing will take place on the later of (i) the Closing  Date or (ii) 6 months and 5 days from the date of this Agreement.  At the closing, each holder of Participation Securities being purchased will deliver to the Counter Party the certificate(s) evidencing the Participation Securities, a duly executed stock power, medallion guaranteed (if required) and an applicable instrument acknowledging the purchase of such Participation Securities by the Counter Party, which will include a certification that such holder has good and marketable title to such Participation Securities, free and clear of all liens, claims and encumbrances and the Counter Party will pay to each such holder the Makewhole Consideration for such holder’s Participation Securities in cash.

(e)           If (A) a Purchaser declines the opportunity to exercise the Co-Sale Right or (B) a Purchaser fails to timely deliver a Co-Sale Notice to the Company, then the Co-Sale Right with respect to such Purchaser will irrevocably expire and be of no further force and effect, provided, however, that if the proposed Triggering Transaction is not consummated, then the Co-Sale Rights will once again be reinstated for all Purchasers during the Participation Period.

7.3       Creation of OPN.  As soon as reasonably practicable following the Initial Closing, but no later than October 31, 2010 (or such later date agreed to by the Lead Investor (the “OPN Closing Date”)), the Company and the Lead Investor will cooperate and use their respective commercially reasonably efforts to (i) create a 50:50 joint venture arrangement that will initially pool their respective global life science, biotechnology, biopharma, specialty pharma, pharma, med-tech, medical device and other healthcare related-sectors resources and capabilities (“Core Business”) in an investment banking vertical that includes corporate finance, advisory, capital markets, sales and trading and retail brokerage  businesses into a single business unit under the brand name “OPN Capital Markets” (“OPN”) or such other name chosen by the Lead Investor and (ii) explore other disciplines outside of the Core Business which may be included within OPN.  OPN shall have exclusive rights to conduct the Core Businesses and the Company’s broker-dealers subsidiaries shall not compete within the Core Businesses and shall refer any business to OPN related to the Core Business so long as OPN exists, except with respect to syndicate product not originated or underwritten by the Company’s broker-dealer subsidiaries or as otherwise consented to by OPN. It is anticipated that the initial structure of OPN may be a combination of: (i) the formation of a new Office of Supervisory Jurisdiction (“OSJ”) under the Company’s broker-dealer subsidiary National Securities Corporation (“NSC”) and/or (ii) a revenue sharing arrangement between NSC and the Lead Investor’s affiliated broker-dealer, Opus Point & Co.,  LLC (“OPP”); in the case of a revenue sharing arrangement, NSC shall utilize its internal legal, compliance, supervision, accounting and other resources to assist OPP to obtain necessary regulatory approval to  act as a counterparty to a revenue sharing arrangement with the Company (collectively the “Initial Structure”).  Notwithstanding the creation of the Initial Structure, upon the determination of the Lead Investor, and subject to applicable regulatory approvals, Lead Investor may determine to transform OPN into a separate legal entity owned equally by the Company and the Lead Investor (the “OPN Entity”) by either (i) converting OPP into the OPN Entity or (ii) if the Lead Investor chooses to keep OPP independent, by causing the OPN Entity to become a registered broker dealer.  In any event, the external costs and expenses of changing the membership agreement of OPP, creating the OPN Entity or purchase an unaffiliated broker dealer or other transaction to transform OPN into a separate legal entity shall be deemed an expense of OPN. An oversight and quality control committee composed of two designees of the Lead Investor and two designees of the Company shall provide oversight for OPN (“Oversight Committee”).  The Lead Investor and the Company agree that the Oversight Committee will be for input, information and advisory purposes only and not for approval. The Oversight Committee shall overview the following activities:
(a) The expansion of the Core Business of OPN or the expansion of additional capital markets/investment banking verticals, retail or other business areas of OPN or the Company’s broker-dealer subsidiaries;
(b) Material transactions of OPN or the Company’s broker-dealer subsidiaries.
(c) Investment Banking or other investment products offered and sold through the retail channels of either OPN or the Company’s broker-dealer subsidiaries.

Notwithstanding the foregoing, the Lead Investor shall have the authority with respect to the day to day business activities of OPN including, without limitation, the expansion of additional capital market verticals, the addition of retail and entering into material obligations of OPN, subject however to applicable written supervisory procedures, independent contractor agreements and compliance and supervisory oversight; provided, further, however,  obligations or commitments related to compensation or payments to the principals or affiliates of the Lead Investor registered with the OPN or the offer and sale of debt or equity securities of  OPN shall require the approval of the Company and/or NSC as the case may be.  The Lead Investor shall have a right to designate a person who is registered with NSC to serve on NSC’s commitment committee which addresses investment banking transactions offered by the retail channel.  NSC shall have the right to designate a person who is registered with OPN if OPN is a separate broker-dealer to serve on OPN’s commitment committee.  In the event OPN is a separate legal entity, the Lead Investor shall be able to appoint board membership for OPN so that the Lead Investor would have representation on such board equal to 50% +1 board member and the Company shall be able to designate the balance of the board members.

It is expected that OPN will hire a general manager who will run day to day operations of OPN.  The general manager under the guidance of the Lead Investor and in consultation with the Oversight Committee will be responsible for building the OPN team.  Additional terms and conditions of OPN are contained on Exhibit E (which are hereby specifically incorporated by reference).

7.4       Use of Proceeds; Brokerage Fee. The Company will use the net proceeds from the sale of the Units as follows:

(a)           $500,000, plus 25% of the net proceeds of Units sold to investors other than the Lead Investor, shall be invested in OPN or if OPN is not yet operational or OPN is operational but is not constituted as the OPN Entity, than such amounts shall be held at the Company in a separate account and subsequently contributed exclusively to OPN when operational (details of such account as described in Exhibit E); and

(b)           The balance for general corporate and working capital purposes, including, but not limited to, maintaining the net capital requirements of the Company’s broker-dealer subsidiaries.  Any individual expense in excess of $75,000 will require Board of Directors approval until the Subsequent Financing (as hereinafter defined) is completed.

(c)           The Purchasers acknowledge and agree that a 6% commission of the purchase price will be paid to NSC.

7.5       Subsequent Financing.  The Company will utilize OPN for any subsequent financing of the Company during the twelve month period following the Closing Date (which amount will be dependent on valuation and general market conditions) (the “Subsequent Financing(s)”).  An aggregate of 25% of the net proceeds of any Subsequent Financing(s) shall be utilized as follows: (i) to the extent that OPN remains an OSJ of National Securities, then such funds shall be contributed to NSC and reserved in a separate account exclusively for the use of OPN (details of such account as described in Exhibit E) and (ii) if OPN is converted into the OPN Entity which becomes a registered broker dealer, such sums shall be contributed as a capital contribution into the OPN Entity.  During the 12 month period following the Initial Closing, any financing arrangement of the Company shall require the approval of the Lead Investor, not to be unreasonably withheld or delayed in the event there is a material change in circumstances that necessitates financing.

7.6       Creation of an Executive Management Committee; Goals and Objectives. (a) As promptly as reasonably practicable following the Initial Closing, the Company shall establish an Executive Management Committee, whose members will include Michael Mullen.

(b)  The Company has provided certain goal and objectives to the the Lead Investor. The Company seeks to achieve such goals and objectives.  So long as the Lead Investor continues to own its Requisite Percentage, on an annual basis, the management team of the Company will submit a set of goals and objectives to the Lead Investor, subject to review by the Board of Directors, which will guide the business for the subsequent year.  The Company shall provide the Lead Investor with a monthly update of the progress toward the achievement of the goals and objectives.  The Lead Investor acknowledges and agrees that such goals and objectives are not, and are not intended to be, projections with respect to the future operations of the Company.

7.7       Waiver of Certain Severance Payments.  Following the Initial Closing, to the extent the Board of Directors deems it necessary or appropriate to hire a new chief executive officer of the Company, each of Mark Goldwasser and Leonard Sokolow hereby agree to  report to such new chief executive officer of the Company.  Messrs Goldwasser and Sokolow further agree that such event or the election of Mike Weiss as Chairman shall not be deemed “Good Reason” for purposes of Section 1(q) of their respective Employment Agreements dated July 1, 2008, as amended (the “Employment Agreements”); and, as a result, such event would not be grounds for their “Termination for Good Cause” pursuant to Section 6(f) or 6(i) of their respective Employment Agreements.

8.           Miscellaneous.

8.1           Indemnification.

(a)           Subject to the provisions of Section 8.6 below, in consideration of each Purchaser’s execution and delivery of this Agreement and acquiring the Units and in addition to all of the Company’s other obligations hereunder and under the Units, the Company will defend, protect, indemnify and hold harmless each Purchaser and all of their respective stockholders, partners, members, officers, directors, employees, direct or indirect Purchasers, heirs, successors and assigns, and any agents or other representatives of any of the foregoing (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Units or (ii) the status of such Purchaser as an Purchaser in the Company pursuant to the transactions contemplated by this Agreement and the Units, except to the extent that the Purchaser breached any of its representations and warranties contained in Section 4 hereof.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b)           Promptly after receipt by an Indemnitee under this Section 8.1 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee will, if a claim in respect thereof is to be made against the Company under this Section 8.1, deliver to the Company a written notice of the commencement thereof, and the Company will have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee will have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company will have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee will have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company will not have the right to assume the defense thereof and such counsel will be at the expense of the Company), provided further, that in the case of clause (iii) above the Company will not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee.  The Indemnitee will reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and will furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability.  The Company will keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  The Company will not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company will not unreasonably withhold, delay or condition its consent.  The Company will not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement will not include any admission as to fault on the part of the Indemnitee.  Following indemnification as provided for hereunder, the Company will be subrogated to all rights of the Indemnitee with respect to all third parties, firms or entities relating to the matter for which indemnification has been made.  The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action will not relieve the Company of any liability to the Indemnitee under this Section 8.1, except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(c)           The indemnification required by this Section 8.1 will be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(d)           The indemnity agreement contained herein will be in addition to (i) any cause of action or similar right of the Indemnitee against the Company or others, and (ii) any liabilities the Company may be subject to pursuant to the law.

8.2           Intentionally Omitted.

8.3           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.4           Remedies.  Each Purchaser will have all rights and remedies applicable to it which are set forth in this Agreement and in the Units and all rights and remedies which such parties have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  The Company acknowledges and agrees that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement or the Units, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers will be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

8.5           Successors and Assigns.  This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to (a) any person or entity to which the Units are transferred by such Purchaser, or (b) to any Affiliated Party (as hereinafter defined), and, in each case, such transferee will be deemed a “Purchaser” for purposes of this Agreement; provided that such assignment of rights will be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.  The Company may not assign its rights under this Agreement.  For purposes of this Agreement, “Affiliated Party” will mean, with respect to any Purchaser, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including, without limitation, any general partner, manager, officer or director of such Purchaser and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Purchaser.

8.6           Survival of Representations and Warranties; Survival.  All of the representations, warranties, covenants and agreements made herein will survive the execution and delivery of this Agreement for one (1) year from the Closing Date.  The Purchasers are entitled to rely, and the parties hereby acknowledge that the Purchasers have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Purchasers.  The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Purchasers contained herein, irrespective of any independent investigation made by the Company.  Notwithstanding the first sentence of this Section 8.6, the provisions of Sections 5.6, 5.7, 7.1, 7.3, 7.4, 7.5, 7.6 and 7.7 of this Agreement shall continue in full force and effect so long as the Series D Preferred Stock is outstanding or the Lead Investor and/or any of its Affiliates, in the aggregate, (i) are the beneficial owners (as defined under Rule 13d-3 promulgated under the 1934 Act) of at least 5% of the Common Stock (as determined pursuant to such Rule 13d-3) outstanding or (ii) hold an amount of capital stock of the Company equal to at least 20% of the original number of Conversion Shares and Warrant Shares purchased pursuant to this Agreement.

8.7           Expenses.  Each party hereto will pay its own expenses relating to the transactions contemplated by this Agreement except that the Company will pay the reasonable fees and expenses of Investor not to exceed $50,000. Such expenses will be paid not later than the Closing.

8.8           Severability.  The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

8.9           Governing Law; Venue.  This Agreement will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing contained herein will be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

8.10           Notices.  All notices, requests, consents, and other communications under this Agreement will be in writing and will be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) by facsimile transmission (with printed confirmation of receipt), in each case to the intended recipient as set forth below:

(a)           If to the Company, at 120 Broadway, 27th Floor, New York, NY  10271, Attention: Mark Goldwasser, CEO, Fax Number: (212) 417-8159, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy (which will not constitute notice) to Littman Krooks LLP, 655 Third Avenue, New York, New York 10017, Attention: Mitchell C. Littman, Esq., Fax Number: (212) 490-2990.

(b)           If to a Purchaser, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto, with a copy (which will not constitute notice) to Alston & Bird, LLP, 90 Park Avenue, New York, NY 10016, Attention: Matthew W. Mamak, Esq. Fax Number: (212) 210-9444.

(c)           Any party may give any notice, request, consent or other communication under this Agreement using commercially reasonable means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication will be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

8.11           Complete Agreement.  This Agreement (including its exhibits and schedules and any other agreement or instrument contemplated hereby) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.  It is agreed that the Lead Investor will have the right and power to enforce the Surviving Provisions on behalf of all of the Purchasers.

8.12           Amendments and Waivers.  This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 50% of the aggregate amount of Units then held by all Purchasers (the “Requisite Holders”).  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion.  The Company will give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 8.12 will be binding on all parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, will be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.13           Pronouns.  Whenever the context may require, any pronouns used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns will include the plural, and vice versa.

8.14           Counterparts.  This Agreement may be executed in any number of counterparts (including, in the case of the Purchasers, Financing Signature Pages), each of which will be deemed to be an original, and all of which will constitute one and the same document.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.15           Section Headings and References.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.  Any reference in this agreement to a particular section or subsection will refer to a section or subsection of this Agreement, unless specified otherwise.

8.16           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser are several and not joint with the obligations of any other Purchaser, and no Purchaser will be responsible in any way for the performance of the obligations of any other Purchaser.  Nothing contained herein or in any other agreement or instrument contemplated hereby, and no action taken by any Purchaser pursuant hereto or thereto, will be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated hereby or thereby or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated hereby or thereby.  The decision of each Purchaser to purchase Units has been made by such Purchaser independently of any other Purchaser.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring such Purchaser’s investment in the Units or enforcing its rights hereunder.  The Company and each Purchaser confirms that each Purchaser has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Purchaser will be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or the Units, and it will not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement to effectuate the purchase and sale of the Units contemplated hereby was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Purchaser.  It is expressly understood and agreed that each provision contained in this Agreement and in the Units is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

[Signature Page Follows]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

NATIONAL HOLDINGS CORPORATION

By:	/S/ LEONARD J. SOKOLOW
Name: Leonard J. Sokolow
Title: President

ACCEPTED WITH RESPECT TO SECTION 7.7:

/S/ MARK GOLDWASSER
Mark Goldwasser

/S/ LEONARD J. SOKOLOW
Leonard J. Sokolow

EXHIBIT B

FINANCING SIGNATURE PAGE

By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among National Holdings Corporation, a Delaware corporation (the “Company”), and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled “Representations of the Purchasers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.  The undersigned further hereby agrees to be bound by the terms and conditions of the Purchase Agreement as a “Purchaser” thereunder and authorizes this signature page to be attached to the Purchase Agreement.

Executed, in counterpart, as of the date set forth below.

PURCHASER:

Opus Point Partners, LLC
Name of Purchaser

By:	/S/ MICHAEL WEISS

Title:	Manager

Date:	September 29, 2010

Contact Person:	Michael Weiss

Telephone No.:

Fax No.:

E-mail Address:

EXHIBIT B

FINANCING SIGNATURE PAGE

By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among National Holdings Corporation, a Delaware corporation (the “Company”), and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled “Representations of the Purchasers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.  The undersigned further hereby agrees to be bound by the terms and conditions of the Purchase Agreement as a “Purchaser” thereunder and authorizes this signature page to be attached to the Purchase Agreement.

Executed, in counterpart, as of the date set forth below.

PURCHASER:

Opus Point Healthcare Innovations Fund, L.P.
Name of Purchaser

By:	/S/ MICHAEL WEISS

Title:	Manager

Date:	September 29, 2010

Contact Person:	Michael Weiss

Telephone No.:

Fax No.:

E-mail Address:

EXHIBIT B

FINANCING SIGNATURE PAGE

By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among National Holdings Corporation, a Delaware corporation (the “Company”), and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled “Representations of the Purchasers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.  The undersigned further hereby agrees to be bound by the terms and conditions of the Purchase Agreement as a “Purchaser” thereunder and authorizes this signature page to be attached to the Purchase Agreement.

Executed, in counterpart, as of the date set forth below.

PURCHASER:

Opus Point Healthcare Value Fund, L.P.
Name of Purchaser

By:	/S/ MICHAEL WEISS

Title:	Manager

Date:	September 29, 2010

Contact Person:	Michael Weiss

Telephone No.:

Fax No.:

E-mail Address:

EXHIBIT B

FINANCING SIGNATURE PAGE

By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among National Holdings Corporation, a Delaware corporation (the “Company”), and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled “Representations of the Purchasers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.  The undersigned further hereby agrees to be bound by the terms and conditions of the Purchase Agreement as a “Purchaser” thereunder and authorizes this signature page to be attached to the Purchase Agreement.

Executed, in counterpart, as of the date set forth below.

PURCHASER:

Opus Point Healthcare (Low Net) Fund, L.P.
Name of Purchaser

By:	/S/ MICHAEL WEISS

Title:	Manager

Date:	September 29, 2010

Contact Person:	Michael Weiss

Telephone No.:

Fax No.:

E-mail Address:

EXHIBIT B

FINANCING SIGNATURE PAGE

By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among National Holdings Corporation, a Delaware corporation (the “Company”), and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled “Representations of the Purchasers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.  The undersigned further hereby agrees to be bound by the terms and conditions of the Purchase Agreement as a “Purchaser” thereunder and authorizes this signature page to be attached to the Purchase Agreement.

Executed, in counterpart, as of the date set forth below.

PURCHASER:

Opus Point Capital Preservation Fund, L.P.
Name of Purchaser

By:	/S/ MICHAEL WEISS

Title:	Manager

Date:	September 29, 2010

Contact Person:	Michael Weiss

Telephone No.:

Fax No.:

E-mail Address:

EXHIBIT B

FINANCING SIGNATURE PAGE

By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among National Holdings Corporation, a Delaware corporation (the “Company”), and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled “Representations of the Purchasers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.  The undersigned further hereby agrees to be bound by the terms and conditions of the Purchase Agreement as a “Purchaser” thereunder and authorizes this signature page to be attached to the Purchase Agreement.

Executed, in counterpart, as of the date set forth below.

PURCHASER:

Linden Growth Partners Master Fund, L.P.
Name of Purchaser

By:	/S/ PAUL J. COVIELLO

Title:	Manager

Date:	September 29, 2010

Contact Person:	Paul Coviello

Telephone No.:

Fax No.:

E-mail Address:

EXHIBIT C

FORM OF CERTIFICATE OF DESIGNATIONS

EXHIBIT D

FORM OF WARRANT

EXHIBIT E

Other terms and conditions; Determination of Net Cash Flow of OPN

  The following sets for the terms and conditions pursuant to which contributions in, and payments from the operations of, OPN will be made.

•	The Company shall provide the financing as set forth in 7.4 and 7.5 (the “National Investment”).
•
Immediately following each Closing, the Company shall place the National Investment in a separate bank account at the Company granting exclusive signing authority to Michael Weiss if he is Chairman, or a designee of the Lead Investor; provided such designee is deemed an officer, employee or director of the Company or otherwise having a title or role commensurate with such authority in order to properly administer the Company’s internal control procedures.  To the extent possible, in the event OPN will be an OSJ of NSC, the National Investment shall be contributed to NSC to be held in a separate account granting exclusive signing authority to Michael Weiss, or a designee of the Lead Investor; provided Michael Weiss or such designee is a registered representative with NSC with the goal of allowing such National Investment to be treated as ‘good capital’ for net capital purposes, subject to applicable regulatory requirements and NSC supervisory procedures.  Any additional required National Investment over the 12 month period succeeding the Initial Closing date will also be deposited in the account.  If OPN is converted into the OPN Entity, then any amounts of the National Investment remaining in the account (or remaining to be paid pursuant to 7.4 and 7.5) will be transferred to an account owned exclusively by OPN Entity as part of the Company’s capital contribution for its 50% ownership stake in the OPN Entity.

•
The Company, through NSC, shall provide financial, compliance, supervisory and regulatory infrastructure required to run the OPN business until it is established as a separate broker-dealer and if established as the OPN Entity at the Lead Investor’s option, NSC will continue to provide such infrastructure.

•	Company will maintain a separate profit and loss and financial statements for the operations of OPN in accordance with GAAP.
•
“Net Cash Flow” of OPN shall mean for any period, the positive difference, if any, between: (a) all revenues generated by OPN during such period, and (b) any cash expenditures made or to be made in connection with the operation of the business of OPN during such period, which for these purposes include:

1.	Direct expenses
2.
Indirect expenses reasonably allocated by National to OPN using a consistent methodology employed by National for its operating divisions/business units.  Such allocation shall first commence after the one year period from the date of the Agreement and shall include applicable costs associated with:

a.	Compliance
b.	Supervision
c.	Operations
d.	Accounting
e.	Insurance
f.	IT
3.	Reasonable reserves for contingencies

•
Net Cash Flow of OPN will distributed as follows: 50% will be retained by NSC and 50% will be paid out to either (x) affiliates of the Lead Investor who become duly registered with NSC and/or (y) a broker-dealer affiliated with the Lead Investor.

•
Beginning on the date of this Agreement, the Lead Investor (or such other registered persons within OPN as the Lead Investor designates) shall receive a quarterly bonus equal to fifty (50%) percent of Net Cash Flow generated by OPN during such calendar quarter.

•	Net Cash Flow shall be calculated on a quarterly basis and the bonus shall be paid within 45 days of the end of each calendar quarter. Net Cash Flow shall be calculated in accordance with GAAP.
•	At the request of the Lead Investor, the Company agrees to make available space for OPN team members at its midtown and downtown, NYC locations.
•
NSC will invite a number of its brokers, including Michael Mullen to join OPN (however, all commissions related to retail trading not associated with OPN specific business shall remain the commissions of NSC, unless otherwise determined by NSC and OPN)